   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 1994


                                                       REGISTRATION NO. 33-55143

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          NORTHROP GRUMMAN CORPORATION
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                95-1055798
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                Identification No.)

                             1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 553-6262
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

           SHEILA M. GIBBONS, CORPORATE VICE PRESIDENT AND SECRETARY
                          NORTHROP GRUMMAN CORPORATION
                             1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 553-6262
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

       John D. Hussey, Esq.               John R. Light, Esq.
Sheppard, Mullin, Richter & Hampton         Latham & Watkins
 333 South Hope Street, 48th Floor    633 West Sixth Street, Suite
                                                  4000
   Los Angeles, California 90071     Los Angeles, California 90071
          (213) 620-1780                     (213) 485-1234

                            ------------------------

         APPROXIMATE DATE OF COMMENCEMENTS OF PROPOSED SALE TO PUBLIC:
   FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or investment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. /X/
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED, SEPTEMBER 20, 1994


                          Northrop Grumman Corporation

                       Debt Securities, Preferred Stock,
                           Common Stock and Warrants
                                  -----------


NORTHROP GRUMMAN CORPORATION ("NORTHROP GRUMMAN" OR THE "COMPANY") MAY FROM TIME TO TIME OFFER, TOGETHER OR SEPARATELY, ITS (I) DEBT SECURITIES ("DEBT
  SECURITIES"), WHICH MAY  BE EITHER  SENIOR DEBT  SECURITIES ("SENIOR  DEBT
    SECURITIES")   OR  SUBORDINATED  DEBT   SECURITIES  ("SUBORDINATED  DEBT
    SECURITIES"), CONSISTING OF DEBENTURES,  NOTES AND/ OR OTHER  UNSECURED
     EVIDENCES OF INDEBTEDNESS IN ONE OR MORE SERIES; (II) SHARES OF ITS PREFERRED STOCK ("PREFERRED STOCK"); (III) SHARES OF ITS COMMON
       STOCK,  $1.00 PAR VALUE (THE  "COMMON STOCK"); AND (IV) WARRANTS
         TO PURCHASE DEBT SECURITIES,  PREFERRED STOCK OR COMMON  STOCK
         AS  SHALL BE  DESIGNATED BY THE  COMPANY AT THE  TIME OF THE
           OFFERING (THE "WARRANTS") IN  AMOUNTS, AT PRICES AND  ON
             TERMS  TO BE DETERMINED  AT THE TIME  OF THE OFFERING.
             THE DEBT SECURITIES, PREFERRED  STOCK, COMMON  STOCK
               AND   WARRANTS   ARE   COLLECTIVELY   CALLED   THE
                                 "SECURITIES."


THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS MAY BE ISSUED IN ONE OR MORE SERIES OR ISSUANCES AT AN AGGREGATE INITIAL OFFERING PRICE NOT TO EXCEED
    $800,000,000 OR ITS EQUIVALENT (BASED  ON THE APPLICABLE EXCHANGE  RATES
    AT  THE TIME  OF SALE)  IN ONE  OR MORE  FOREIGN CURRENCIES, CURRENCY
       UNITS, COMPOSITE CURRENCIES OR IN AMOUNTS      DETERMINED  BY
            REFERENCE  TO  AN INDEX  AS SHALL  BE DESIGNATED  BY THE
                                    COMPANY.

 THE SENIOR DEBT SECURITIES WHEN ISSUED WILL RANK ON A PARITY WITH ALL OTHER UNSECURED AND UNSUBORDINATED INDEBTEDNESS OF THE COMPANY, AND THE SUBORDINATED DEBT SECURITIES WHEN ISSUED WILL BE SUBORDINATED AS DESCRIBED IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT (THE "PROSPECTUS SUPPLEMENT"). CERTAIN
   SPECIFIC  TERMS OF  THE PARTICULAR  SECURITIES IN  RESPECT OF  WHICH THIS
    PROSPECTUS  IS  BEING  DELIVERED  ARE   SET  FORTH  IN  THE   PROSPECTUS
    SUPPLEMENT,  INCLUDING,  WHERE  APPLICABLE,  (I) IN  THE  CASE  OF DEBT
     SECURITIES, THE TITLE, AGGREGATE PRINCIPAL AMOUNT, DENOMINATIONS, MATURITY, ANY INTEREST RATE (WHICH MAY BE FIXED OR VARIABLE) AND TIME
      OF  PAYMENT OF ANY INTEREST, ANY TERMS FOR REDEMPTION AT THE OPTION
       OF THE COMPANY OR THE HOLDER, ANY TERMS FOR SINKING FUND PAYMENTS,
       ANY TERMS  FOR  CONVERSION  INTO OTHER  SECURITIES,  CURRENCY  OR
        CURRENCIES  OF  DENOMINATION  AND PAYMENT,  IF  OTHER  THAN U.S.
        DOLLARS, ANY LISTING  ON A  SECURITIES EXCHANGE  AND ANY  OTHER
         TERMS  IN CONNECTION WITH THE OFFERING  AND SALE OF THE DEBT
           SECURITIES  IN  RESPECT  OF   WHICH  THIS  PROSPECTUS   IS
           DELIVERED,  AS WELL AS THE INITIAL PUBLIC OFFERING PRICE;
            (II) IN THE CASE OF PREFERRED STOCK, THE SPECIFIC TITLE,
            THE  AGGREGATE  AMOUNT,  ANY  DIVIDEND  (INCLUDING  THE
             METHOD   OF   CALCULATING   PAYMENT   OF   DIVIDENDS),
             LIQUIDATION, REDEMPTION,  VOTING AND  OTHER  RIGHTS,
               ANY  TERMS  FOR ANY  CONVERSION OR  EXCHANGE INTO
                OTHER SECURITIES,  ANY LISTING  ON A  SECURITIES
                EXCHANGE, THE INITIAL PUBLIC OFFERING PRICE AND
                 ANY  OTHER TERMS; (III) IN  THE CASE OF COMMON
                 STOCK, THE NUMBER OF  SHARES OF COMMON  STOCK
                  AND  THE TERMS OF THE OFFERING THEREOF; AND
                   (IV)  IN   THE  CASE   OF  WARRANTS,   THE
                   DESIGNATION  AND  NUMBER,  THE  EXERCISE
                     PRICE, ANY LISTING OF THE WARRANTS  OR
                     THE   UNDERLYING   SECURITIES   ON  A
                      SECURITIES EXCHANGE  AND  ANY  OTHER
                      TERMS  IN CONNECTION WITH      THE
                        OFFERING, SALE  AND EXERCISE  OF
                                 THE WARRANTS.

THE PROSPECTUS SUPPLEMENT WILL ALSO CONTAIN INFORMATION, WHERE APPLICABLE, ABOUT
CERTAIN  UNITED STATES  FEDERAL INCOME TAX                       CONSIDERATIONS
        RELATING TO THE SECURITIES COVERED BY THE PROSPECTUS SUPPLEMENT.

THE COMPANY'S COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE AND THE PACIFIC STOCK EXCHANGE UNDER THE TRADING SYMBOL "NOC." ANY COMMON STOCK
         SOLD PURSUANT TO A PROSPECTUS SUPPLEMENT WILL BE LISTED ON
                        SUCH  EXCHANGES, SUBJECT  TO OFFICIAL
                              NOTICE OF ISSUANCE.

                                 --------------
THESE SECURITIES  HAVE  NOT  BEEN  APPROVED OR  DISAPPROVED  BY  THE  SECURITIES
    AND   EXCHANGE  COMMISSION  OR  ANY   STATE  SECURITIES  COMMISSION  NOR
       HAS  THE  SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY   STATE
           SECURITIES  COMMISSION  PASSED  UPON THE  ACCURACY  OR AD-
               EQUACY  OF  THIS  PROSPECTUS.  ANY  REPRESENTATION
                        TO   THE   CONTRARY  IS   A  CRIMINAL
                                    OFFENSE.

THE SECURITIES WILL BE SOLD DIRECTLY, THROUGH AGENTS, UNDERWRITERS OR DEALERS AS DESIGNATED FROM TIME TO TIME, OR THROUGH A COMBINATION OF SUCH METHODS. SUCH
  UNDERWRITERS MAY INCLUDE CS FIRST BOSTON OR MAY BE A GROUP OF UNDERWRITERS
    REPRESENTED  BY THE FOREGOING FIRM OR ONE OR MORE OTHER FIRMS. IF AGENTS
    OF THE COMPANY OR ANY DEALERS OR UNDERWRITERS ARE INVOLVED IN THE  SALE
     OF THE SECURITIES IN RESPECT OF WHICH THIS PROSPECTUS IS BEING DELIVERED, THE NAMES OF SUCH AGENTS, DEALERS OR UNDERWRITERS AND ANY
       APPLICABLE COMMISSIONS OR DISCOUNTS ARE SET FORTH   IN OR MAY BE
         CALCULATED FROM THE PROSPECTUS SUPPLEMENT WITH RESPECT TO SUCH
                                  SECURITIES.

                THE DATE OF THIS PROSPECTUS IS            , 1994

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company has filed with the Securities and Exchange Commission (the "Commission"), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          (i) an Annual Report  on Form  10-K for  the year  ended December  31,
              1993;

          (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1994 and June 30, 1994;

         (iii) Current Reports on Form 8-K dated March 25, 1994 and April 16, 1994;

          (iv) Amendment  to Current Report  on Form 8-K/A  dated June 30, 1994;
               and

          (v) the description of the Common Stock set forth in the Registration Statement on Form 8-B dated June 20, 1985;

which are hereby incorporated by reference in and made a part of this Prospectus.

    All documents hereafter filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    This Prospectus may not be used to consummate sales of offered Securities unless accompanied by a Prospectus Supplement. The delivery of this Prospectus together with a Prospectus Supplement relating to particular offered Securities in any jurisdiction shall not constitute an offer in the jurisdiction of any other securities covered by this Prospectus.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST DIRECTED TO: SHEILA M. GIBBONS, CORPORATE VICE PRESIDENT AND SECRETARY, NORTHROP GRUMMAN CORPORATION, 1840 CENTURY PARK EAST, LOS ANGELES, CALIFORNIA 90067 (TELEPHONE: (310) 553-6262).

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copies may be obtained at the principal office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005; and the Pacific Stock Exchange, Inc., 618 South Spring Street, Los Angeles, California 90014, and 301 Pine Street, San Francisco, California 94104.

    Northrop Grumman has filed with the Commission a Registration Statement (herein, together with all amendments thereto, called the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein and filed as an exhibit to the Registration Statement are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to Northrop Grumman and the securities, reference is hereby made to the Registration Statement and the exhibits and schedules thereto.

                                  THE COMPANY

    Northrop Grumman is an advanced technology company that designs, develops and manufactures military aircraft, missiles and unmanned aeronautical vehicles, military and commercial aircraft and assemblies and sophisticated electronic systems. The Company also provides technical and information services to civilian and governmental customers.

    In May 1994, the Company completed the acquisition of Grumman Corporation ("Grumman") and changed its name to "Northrop Grumman Corporation." Grumman common stock was acquired for an aggregate purchase price of approximately $2.1 billion. The acquisition was financed by borrowings against credit facilities aggregating $2.8 billion provided by a syndicate of commercial banks.

    If the Company and Grumman had been combined during 1993, sales for that year would have been approximately $8 billion. The combined Company has significant experience in the design and manufacture of tactical and strategic military aircraft with particular expertise in both stealth and naval airframe technologies. In addition, both Northrop and Grumman have developed leading technologies in the increasingly important area of military electronic systems. The Company's experience in the integration of large, complex systems positions it to be a significant competitor for future aircraft and electronics systems integration programs.

    Northrop Grumman programs include several which are important to current Department of Defense procurement strategies. Northrop Grumman is the prime contractor on the B-2 Stealth Bomber, the only bomber program currently in production; the principal subcontractor on the F/A-18 Hornet Strike fighter, one of the principal fighter aircraft used by the U.S. Navy as well as numerous foreign countries; the prime contractor on the E-2C Hawkeye, the U.S. Navy's principal early warning, command and control aircraft; and the prime contractor for the JSTARS aircraft radar system, which will be the advanced airborne surveillance and battle management system for the Air Force and Army. The Company also participates in the commercial aircraft subassembly market as a principal subcontractor to The Boeing Company on the 747 jetliner program as well as providing components for other commercial aircraft.

    The Company was founded in 1939 and reincorporated in 1985 in Delaware. Northrop Grumman's executive offices are located at 1840 Century Park East, Los Angeles, California 90067 and its telephone number is (310) 553-6262.

                                USE OF PROCEEDS

    Except as otherwise described in the applicable Prospectus Supplement, the net proceeds from the sale of Securities will be used for general corporate purposes, which may include but are not limited to refinancings of indebtedness, working capital, capital expenditures and acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES


    The following table sets forth the ratio of earnings to fixed charges of the Company for each of the five years in the period ended December 31, 1993, and for the six months ended June 30, 1994.



 SIX MONTHS
   ENDED            YEARS ENDED DECEMBER 31,
  JUNE 30,     -----------------------------------
  1994(A)      1993(A)   1992   1991   1990   1989
- ------------   -------   ----   ----   ----   ----
  4.6            4.1     3.8    3.8    3.8     --

- ------------------------
(a) Pro forma ratio of earnings to fixed charges for 1993 and the six months ended June 30, 1994, assuming that the acquisition of Grumman had occurred at the beginning of the respective periods, would have been 1.8 and 3.2, respectively.


    The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. Earnings consist of income (loss) from continuing operations before income taxes, and in 1991, the net cumulative effect of changes in accounting principles, plus fixed charges. Fixed charges consist of interest on all indebtedness, amortization of debt issuance costs and other fees and the portion of rental expense deemed to be representative of interest. In 1989, earnings before fixed charges were insufficient to cover fixed charges by $81 million.

                         DESCRIPTION OF DEBT SECURITIES

    The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

    The Senior Debt Securities are to be issued under an Indenture (the "Senior Indenture"), to be entered into between the Company and Chase Manhattan Bank, National Association, as trustee. The Subordinated Debt Securities are to be issued under a separate Indenture (the "Subordinated Indenture"), to be entered into between the Company and Chase Manhattan Bank, National Association, as trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures." Copies of the Senior Indenture and the Subordinated Indenture have been filed as exhibits to the Registration Statement. Chase Manhattan Bank, National Association, as trustee under the Senior Indenture or the Subordinated Indenture, as applicable, is referred to herein as the "Applicable Trustee."

    The following summaries of certain provisions of the Senior Debt Securities, the Subordinated Debt Securities and the Indentures do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the Indenture applicable to a particular series of Debt Securities (the "Applicable Indenture"), including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Indentures are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated by reference herein. Section and Article references used herein are references to the Applicable Indenture. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Applicable Indenture.

GENERAL

    The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder, and each Indenture provides that Debt Securities may be issued thereunder from time to time in one or more series. Unless otherwise specified in the Prospectus Supplement, the Senior Debt Securities when issued will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities when issued will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Subordinated Indenture) of the Company as described in the Prospectus Supplement applicable to the offering of Subordinated Debt Securities.

    The Indentures do not contain any provisions that would limit the ability of the Company to incur indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity. However, the provisions of the Senior Indenture do provide that neither the Company nor any Restricted Subsidiary (as defined) will subject certain of its property or assets to any mortgage or other encumbrance unless the Senior Debt Securities issued under the Senior Indenture are secured equally and ratably with or prior to such other indebtedness thereby secured and contain certain limitations on the entry into certain sale and leaseback arrangements. See "Certain Covenants -- Liens, -- Sale and Leaseback Arrangements." In addition, the Indentures do not contain any provisions which would require the Company to repurchase or redeem or otherwise modify the terms of any of its Debt Securities upon a change in control or other events involving the Company which may adversely affect the creditworthiness of the Debt Securities.

    Reference is made to each Prospectus Supplement related to offered Debt Securities for information with respect to any deletions from, modifications or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

    Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for a description of the following terms or additional provisions of the Debt Securities: (1) the title of the Debt Securities; (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (3) any limit on the aggregate principal amount of the Debt Securities; (4) the Person to whom any interest on a Debt Security of such series will be payable, if other than the Person in whose name that Debt Security is registered at the close of business on the Regular Record Date for such interest; (5) the date or dates on which the principal of the Debt Securities will be payable; (6) the rate or rates at which the Debt Securities will bear interest, if any; (7) the date or dates from which any such interest will accrue and the dates on which any such interest will be payable and the record dates for such interest payments; (8) the place or places where the principal of and any premium and interest on the Debt Securities will be payable; (9) the period or periods within which, the price or prices at which, and the terms and conditions on which the Debt Securities may be redeemed, in whole or in part, at the option of the Company; (10) the obligation, if any, of the Company to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which, and the terms and conditions of which the Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation; (11) the terms and conditions, if any, pursuant to which such Debt Securities are convertible or exchangeable into a security or securities of the Company; (12) the denominations in which the Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (13) if the amount of principal of or any premium or interest on any Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (14) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of the Debt Securities will be payable (and the manner in which the equivalent thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (15) if the principal of or any premium or interest on the Debt Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which the Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);
(16) if other than the entire principal amount thereof, the portion of the principal amount of any of the Debt Securities which will be payable upon declaration of acceleration of the maturity thereof; (17) if the principal amount payable at the Stated Maturity of any of the Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (18) if applicable, that the Debt Securities, in whole or any specified part, are not subject to the defeasance or covenant defeasance provisions of the Applicable Indenture described under "Defeasance and Covenant Defeasance"; (19) whether any of the Securities will be issuable in whole or in part in the form of one or more Global Securities; (20) any addition to or change in the Events of Default applicable to any of the Debt Securities and any change in the right of the Applicable Trustee or the Holders to declare the principal amount of any of the Debt Securities due and payable; (21) any addition to or change in the covenants in the Applicable Indenture; (22) if the Debt Securities are Subordinated Debt Securities, the subordination provisions and the definition of Senior Indebtedness which will be applicable to such Subordinated Debt Securities; and
(23) any other terms of the Debt Securities not inconsistent with the provisions of the Applicable Indenture. (Sections 301 and 901)

    Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount will be described in the Prospectus Supplement relating thereto. In addition, certain special United States federal income tax or other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement relating thereto.

DENOMINATIONS, REGISTRATION, TRANSFER AND PAYMENT

    Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities will be issued only in fully registered form, without coupons, and in denominations of $1,000 and integral multiples thereof. (Section 302) No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305) The Indentures also provide that the Debt Securities of any series, if so specified with respect to a particular series, may be issued in permanent global form. See "Global Debt Securities."

    Unless otherwise provided in the Prospectus Supplement relating thereto, principal of and any premium and interest on the Debt Securities will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registrable, at the office or agency of the Trustee in the Borough of Manhattan, The City of New York, except that, at the option of the Company, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears in the Security Register. (Sections 202, 305 and 1002)

SUBORDINATION

    The Subordinated Debt Securities will be subordinated and junior in right of payment, to the extent set forth in the applicable Prospectus Supplement, to all "Senior Indebtedness" of the Company as defined in the applicable Prospectus Supplement.

EVENTS OF DEFAULT

    Unless otherwise specified in the Prospectus Supplement relating to a particular series of Debt Securities, the following events will constitute an Event of Default under the Indentures with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due, whether at maturity or otherwise (in the case of the Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions); (b) failure to pay any interest on any Debt Security of that series when due, and such failure continues for 30 days (in the case of the Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions); (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series (in the case of the Subordinated Indenture, whether or not such deposit is prohibited by the subordination provisions); (d) failure to perform any other covenant or agreement of the Company for the benefit of holders of Debt Securities in the Applicable Indenture or such Debt Security (other than a covenant or agreement included in the Applicable Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the Applicable Trustee, or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of that series, as provided in the Applicable Indenture; and (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other event of default specifically provided for by the terms of such series as described in the related Prospectus Supplement. (Section 501)

    If  an Event of Default (other than  an Event of Default described in clause
(e) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Applicable Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Applicable Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (e) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the Applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Applicable Indenture. (Section 502) For information as to waiver of defaults, see "Modification and Waiver."

    Subject to the provisions of the Applicable Indenture relating to the duties of the Applicable Trustee in case an Event of Default shall occur and be continuing, the Applicable Trustee will be under no obligation to exercise any of its rights or powers under the Applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Applicable Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Applicable Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Applicable Trustee or exercising any trust or power conferred on the Applicable Trustee with respect to the Debt Securities of that series. (Section 512)

    No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder had previously given to the Applicable Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series,
(ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Applicable Trustee to institute such proceeding as trustee, and (iii) the Applicable Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)

    The Company will be required to furnish to the Applicable Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Applicable Indenture and, if so, specifying all such known defaults. (Section 1004)

CONVERSION RIGHTS

    The terms, if any, on which Debt Securities of any series are convertible into Common Stock or other securities of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms will include provisions as to whether conversion is mandatory or at the option of the Holder thereof and may include provisions pursuant to which the number of shares of Common Stock or other securities of the Company to be received by the Holders of Debt Securities would be subject to adjustment.

GLOBAL DEBT SECURITIES


    If any Debt Securities of a series are to be issued in global form, the Prospectus Supplement relating thereto will describe the specific terms of the depository arrangement with respect to such global Debt Security ("Global Security") and identify the depositary ("Depositary"). The Depositary holds securities of its participating organizations ("participants") to facilitate the clearance and settlement of securities transactions. The Company anticipates that the following provisions will apply to all Global Securities.



    Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interest through participants. Upon the issuance of a beneficial interest in a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of the Debt Securities. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.



    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have their beneficial interests in such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such beneficial interests in definitive form and will not be considered the owners or holders of Debt Securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary for such Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Global Security desires to give or to take any action which a holder is entitled to give or to take under the applicable Indenture, the Depositary for such Global Security would authorize the participants holding the relevant beneficial interests to give or to take such action and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.



    Principal, premium, if any, and interest payments on Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any record relating to such beneficial ownership interests.



    The Company expects that the Depositary for Debt Securities represented by a Global Security, upon receipt of any payment of principal, premium or interest in respect of such Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.



    If the Depositary for the Debt Securities represented by a Global Security is at any time unwilling or unable to continue as Depositary or ceased to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Global Security.


CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company, without the consent of the Holders of any of the Debt Securities under the Indentures, may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person, and may permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, provided
(i) that any successor Person must be a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and must assume the Company's obligations on the Debt Securities and under the Indentures, (ii) that after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and
(iii) that certain other conditions are met. Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company's assets substantially as an entirety to any Person, the successor Person will succeed to, and be substituted for, the Company under the Indentures, and the Company, except in the case of a lease, will be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person. (Article Eight)

CERTAIN COVENANTS

    LIMITATIONS ON LIENS. The Company covenants in the Senior Indenture that it will not create, incur, assume or guarantee, and will not permit any Restricted Subsidiary to create, incur, assume or guarantee, any indebtedness for borrowed money ("Debt") secured by a mortgage, security interest, pledge, charge or similar encumbrance ("Mortgages") upon any Principal Property of the Company or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing the Debt Securities. The foregoing restriction, however, will not apply to (a) Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (b) Mortgages on property existing at the time of acquisition of such property by the Company or a Restricted Subsidiary or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Company or any Restricted Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition, completion of construction (including improvements on an existing property) or commencement of full operation of such property for the purpose of financing all or any part of the purchase price thereof, or construction of improvements thereon; (c) Mortgages to secure Debt of a Restricted Subsidiary owed to the Company or another Restricted Subsidiary; (d) Mortgages existing at the date of the Indenture; (e) Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; (f) Mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision thereof, to secure any payments, including advance or progress payments, pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages (including, but not limited to, Mortgages incurred in connection with pollution control bonds, industrial revenue bonds or similar financings); or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses (a) through
(f). (Section 1009)

    Notwithstanding the restrictions outlined in the preceding paragraph, the Company or any Restricted Subsidiary will be permitted to create, incur, assume or guarantee any Debt secured by a Mortgage without equally and ratably securing the Debt Securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by Mortgages (not including Mortgages permitted under clauses (a) through (g) above) does not exceed the greater of $300,000,000 or 10% of Consolidated Net Tangible Assets. (Section 1009)

    SALE AND LEASEBACK ARRANGEMENTS. The Company covenants in the Senior Indenture that it will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person that provides for the leasing to the Company or any Restricted Subsidiary of Principal Property (other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person, unless either (a) the Company or such Restricted Subsidiary would be entitled to create, incur, assume or guarantee Debt secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt with respect to such arrangement, without equally and ratably securing the Debt Securities, pursuant to the limitation in the Indenture on liens, provided that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions of the second paragraph under "Certain Covenants -- Limitations on Liens" above or (b) the Company shall apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such arrangement to the retirement of Debt that matures more than twelve months after the creation of such Debt. (Section
1010)

    FUNDED DEBT OF RESTRICTED SUBSIDIARIES. The Company covenants in the Senior Indenture that no Restricted Subsidiary may issue, assume, or guarantee any Funded Debt unless the aggregate amount of all Funded Debt of all Restricted Subsidiaries (excluding Funded Debt permitted by clauses (i) through (v) below) does not exceed 10% of Consolidated Net Tangible Assets. Such limitation will not apply to (i) any Funded Debt owed to the Company or any other Restricted Subsidiary; (ii) Funded Debt existing at the date of the Indenture and extensions, renewals or replacements thereof; (iii) Funded Debt secured by a Mortgage permitted as described in clauses (a) through (g) under "Certain Covenants -- Limitations on Liens" above; (iv) any guaranty by a Restricted Subsidiary of Funded Debt of the Company incurred in connection with the acquisition of such Restricted Subsidiary; and (v) Funded Debt of a corporation outstanding at the time such corporation first becomes a Restricted Subsidiary. (Section 1011)


    The Subordinated Indenture does not contain any of the foregoing covenants.

    DEFINITIONS. The term "Consolidated Net Tangible Assets" shall mean as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities except for (i) notes and loans payable, (ii) current maturities of long-term debt, (iii) current maturities of obligations under capital leases, and (iv) deferred income taxes and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expenses (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

    The term "Funded Debt" shall mean any Debt (indebtedness for money borrowed) or guaranty thereof, whether or not secured, maturing by its terms more than one year from the date of its creation, including any Debt or guaranty thereof renewable or extendable at the option of the obligor to a date more than one year from the date of original issuance thereof, but excluding any portion of such Debt or guarantee which is included in current liabilities.

    The term "Restricted Subsidiary" shall mean any subsidiary of the Company except any subsidiary substantially all the assets of which are located, or substantially all of the business of which is carried on, outside of the United States of America, or any subsidiary substantially all of the assets of which consists of stock or other securities of such a subsidiary. (Section 101 of the Senior Indenture)

    The term "Principal Property" shall mean any manufacturing plant or manufacturing facility which is (i) owned by the Company or any Restricted Subsidiary and (ii) located within the continental United States of America, except any such plant which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and the Restricted Subsidiaries taken as a whole.

    The term "Attributable Debt" when used in connection with a sale and leaseback transaction referred to above shall mean, at the time of determination, the lesser of (a) the fair value of such property (as determined by the Board of Directors of the Company) or (b) the present value (discounted at the rate implicit in the terms of the relevant lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended).

MODIFICATION AND WAIVER
    Modifications and amendments of the Senior Indenture and the Subordinated Indenture may be made by the Company and the Trustee under the Applicable Indenture, only with the consent of the Holders of a majority in aggregate principal amount of each series of the outstanding Debt Securities issued under the Applicable Indenture and affected by such modification or amendment unless a greater percentage of such aggregate principal amount is specified in the applicable Prospectus Supplement; provided, however, that no such modification or amendment may, without the consent of each Holder of such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Debt Security, (b) reduce the principal amount of, or any premium or interest on, any such Debt Security,
(c) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any such Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security, (f) in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Debt Securities, (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Applicable Indenture, (h) reduce the percentage in principal amount of outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain defaults or (i) modify such provisions with respect to modification and waiver. (Section 902 of the Indentures and Section 907 of the Subordinated Indenture)

    The Holders  of a  majority  in principal  amount  of the  Outstanding  Debt
Securities of any series may waive compliance by the Company with certain restrictive provisions of the Applicable Indenture and, if applicable, such Debt Securities, unless a greater percentage of such aggregate principal amount is specified in the applicable Prospectus Supplement. (Section 1008) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Applicable Indenture and, if applicable, such Debt Securities which may not be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

OUTSTANDING DEBT SECURITIES

    The Indentures provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under the Applicable Indenture as of any date, (i) the portion of the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding for such purpose will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity thereof to such date,
(ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and (iii) the portion of the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased, will not be deemed to be Outstanding. In addition, Debt Securities owned by the Company or any of its Affiliates will not be deemed to be Outstanding. (Section 101)

DEFEASANCE AND COVENANT DEFEASANCE

    The Indentures provide that unless the Prospectus Supplement with respect to a particular series of Debt Securities provides otherwise, the Company may elect either (A) to defease and be discharged from any and all its obligations with respect to such Debt Securities (including, in the case of Subordinated Debt Securities, the subordination provisions which will be described in the applicable Prospectus Supplement and except for the obligations to exchange or register the transfer of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency with respect to the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (B) to be released from its obligations with respect to such Debt Securities concerning restrictive covenants (including, in the case of Subordinated Debt Securities, the subordination provisions which will be described in the applicable Prospectus Supplement) which are subject to covenant defeasance ("covenant defeasance"), and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, shall no longer be an Event of Default, in each case, upon deposit with the Applicable Trustee (or other qualifying trustee), in trust for such purpose, money or U.S. Government Obligations, or both (or Foreign Government Obligations (as defined) in the case of Debt Securities denominated in foreign currencies), which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities.

    As a condition to defeasance or covenant defeasance, the Company must deliver to the Applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted under clause (B) above. In the event the Company omits to comply with its remaining obligations with respect to such Debt Securities under the Indenture after exercising its covenant defeasance option and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations (or Foreign Government Obligations in the case of Debt Securities denominated in foreign currencies) on deposit in the defeasance trust may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments. (Article Thirteen)

GOVERNING LAW

    The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws. (Section 112)

REGARDING THE TRUSTEE

    Chase Manhattan Bank, National Association, is the Trustee under the Senior Indenture and the Subordinated Indenture. The Trustee or its affiliates perform certain commercial banking services for the Company in the ordinary course of business. The trustee is also a co-agent and lender with respect to the Company's $2.8 billion credit agreement and may act as an underwriter with respect to the Securities offered pursuant to a Prospectus Supplement. The Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of a default under one of the Indentures it is a creditor of the Company. In addition, the Trustee will be required to resign as Trustee under one of the Indentures if at the time of default under one Indenture Debt Securities have been issued under the other Indenture.

    Notices should be directed to Corporate Trust Department, 4 Chase MetroTech Center, Brooklyn, NY 11245.

                         DESCRIPTION OF PREFERRED STOCK

    The following summary contains a description of certain general terms of the Company's Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating thereto. If so indicated in the Prospectus Supplement, the terms of any series may differ from the terms set forth below. The description of certain provisions of the Company's Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Company's Certificate of Incorporation, as amended, and the Certificate of Designations (the "Certificate of Designations") relating to each particular series of Preferred Stock which will be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such Preferred Stock.

GENERAL

    Under the Company's Certificate of Incorporation, the Board of Directors of the Company is authorized, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, $1 par value (the "Preferred Stock"). As of the date of this Prospectus the Company has no Preferred Stock outstanding. The Preferred Stock may be issued in one or more series, with such designations of titles; dividend rates; any redemption provisions; special or relative rights in the event of liquidation, dissolution, distribution or winding up of the Company; any sinking fund provisions; any conversion provisions; any voting rights thereof; and any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Board of Directors of the Company. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

    The liquidation preference of any series of Preferred Stock is not necessarily indicative of the price at which shares of such series of Preferred Stock will actually trade at or after the time of their issuance. The market price of any series of Preferred Stock can be expected to fluctuate with changes in market and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the market price of securities.

RANK

    Any Series of Preferred Stock will, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to all classes of Common Stock and to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock (the "Junior Liquidation Securities"); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock ("Parity Liquidation Securities"); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock (the "Senior Liquidation Securities"). In addition, any series of Preferred Stock will, with respect to dividend rights, rank (i) senior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock and, to the extent provided in the applicable Certificate of Designation, to Common Stock, (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock and, to the extent provided in the applicable Certificate of Designation, to Common Stock ("Parity Dividend Securities") and
(iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock. As used in any Certificate of Designation for these purposes, the term "equity securities" will not include debt securities convertible into or exchangeable for equity securities.

DIVIDENDS


    Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Various credit agreements to which the Company is a party contain provisions restricting dividends and other distributions and the purchase or redemption of Preferred Stock of the Company under certain circumstances. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.



    No full dividends may be declared or paid or funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or set apart for such payment on the Parity Dividend Securities. If full dividends are not so paid, such series of Preferred Stock shall share dividends pro rata with the Parity Dividend Securities.


CONVERSION AND EXCHANGE

    The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock, Common Stock or Debt Securities of the Company. The Common Stock of the Company is described below under "Description of Common Stock."

REDEMPTION

    A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series.

    In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company, or by any other method determined to be equitable by the Board of Directors.

    On or after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE


    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Liquidation Securities will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution is made on any Junior Liquidation Securities, including Common Stock, distributions upon liquidation in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other Parity Liquidation Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Liquidation Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.


VOTING RIGHTS

    Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

                          DESCRIPTION OF COMMON STOCK

    The Company is authorized to issue 200,000,000 shares of Common Stock. As of April 30, 1994, 49,137,871 shares of Common Stock were issued and outstanding, not including shares reserved for issuance under the Company's stock plans. The Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange.


    The holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor; PROVIDED that if any shares of Preferred Stock are then outstanding, the payment of dividends on Common Stock may be subject to the declaration and payment of full cumulative dividends, and the absence of arrearages in any mandatory sinking fund, on outstanding shares of Preferred Stock. Various credit agreements to which the Company is a party contain provisions restricting dividends and other distributions and the purchase or redemption of Common Stock of the Company under certain circumstances. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of Common Stock are entitled to receive, upon any liquidation of the Company, all remaining assets available for distribution to stockholders after satisfaction of the Company's liabilities and the preferential rights of any Preferred Stock that may then be issued and outstanding. The outstanding shares of Common Stock are, and the shares offered hereby will be, fully paid and nonassessable. The holders of Common Stock have no preemptive, conversion or redemption rights. The registrar and transfer agent for the Common Stock is Chemical Bank of New York.


COMMON STOCK PURCHASE RIGHTS

    In 1988, the Company's Board of Directors authorized the distribution of one Common Stock Purchase Right (a "Right") for each outstanding share of Common Stock.

    As distributed, the Rights trade together with the Common Stock. They may be exercised or traded separately 10 business days after a person or group of persons acquires 15% or more of the outstanding Common Stock, or announces the intention to make a tender offer for 30% or more of the Company's outstanding Common Stock. Upon exercise, each Right entitles the holder thereof to buy one share of Common Stock at a price of $105. If a Person acquires 15% of the outstanding voting power of the Company, each Right (other than those held by the acquiror) will entitle its holder to purchase, at the Right's exercise price, shares of Common Stock having a market value of two times the Right's exercise price. Additionally, if the Company is acquired in a merger or other business combination, each Right (other than those held by the surviving or acquiring company) will entitle its holder to purchase, at the Right's exercise price, shares of the acquiring company's common stock (or Common Stock of the Company if it is the surviving corporation) having a market value of two times the Right's exercise price.

    Rights may be redeemed at the option of the Board of Directors for $0.02 per Right at any time prior to the earlier of the expiration of the Rights or within 10 days following the date that a person or persons acquire 15 percent of the general voting power of the Company. The Board may amend the Rights at any time without stockholder approval. The Rights will expire by their terms in October 1998.

                            DESCRIPTION OF WARRANTS


    The Company may issue Warrants to purchase Debt Securities ("Debt Warrants"), as well as Warrants to purchase Preferred Stock or Common Stock ("Equity Warrants"). Warrants may be issued independently or together with any Securities and may be attached to or separate from such securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered pursuant thereto.


DEBT WARRANTS

    The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the debt warrant certificates representing such Debt Warrants, including the following: (1) the title of such Debt Warrants; (2) the aggregate number of such Debt Warrants; (3) the price or prices at which such Debt Warrants will be issued; (4) the currency or currencies, including composite currencies or currency units, in which the price of such Debt Warrants may be payable; (5) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants; (6) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such Debt Security; (7) the currency or currencies, including composite currencies or currency units, in which the principal of or any premium or interest on the Debt Securities purchasable upon exercise of such Debt Warrants will be payable; (8) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (9) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which such principal amount of Debt Securities may be purchased upon such exercise; (10) the date on which the right to exercise such Debt Warrants will commence, and the date on which such right will expire; (11) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (12) a discussion of any material federal income tax considerations; and (13) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

    Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payment of principal of or any premium or interest on the Debt Securities purchasable upon such exercise.


EQUITY WARRANTS


    The applicable Prospectus Supplement will describe the following terms of Equity Warrants offered thereby: (1) the title of such Warrants; (2) the Securities (i.e. Preferred Stock or Common Stock) for which such Warrants are exercisable; (3) the price or prices at which such Warrants will be issued; (4) the currency or currencies, including composite currencies or currency units, in which the price of such Warrants may be payable; (5) if applicable, the designation and terms of the Preferred Stock or Common Stock with which such Warrants are issued, and the number of such Warrants issued with each such share of Preferred Stock or Common Stock; (6) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable; (7) if applicable, a discussion of any material federal income tax considerations; and (8) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

EXERCISE OF WARRANTS

    Each Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities or number of shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

    Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Securities purchasable upon such exercise. If less than all of the Warrants represented by such warrants certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

                              PLAN OF DISTRIBUTION

    The Company may sell the Securities being offered hereby in four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, and
(iv) through dealers.

    If one or more underwriters are used in the sale of Securities, the Company will execute an underwriting agreement with such underwriters setting forth, among other things, certain terms of the sale and offering.

    The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supplement will describe the method of distribution of the Securities.

    In connection with the sale of Securities, underwriters and agents may receive compensation both from the Company, in the form of discounts, concessions or commissions, and from purchasers of Securities for whom they may act as agents. The underwriters, agents and dealers that participate in the distribution of Securities may be deemed to be "underwriters" within the meaning of, and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under, the Securities Act. Any such underwriters or agents will be identified and any such compensation will be described in the Prospectus Supplement.

    Under agreements which may be entered into by the Company, underwriters, agents and dealers who participate in the distribution of Securities may be entitled to indemnification by the Company against or in respect of certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments required to be made in respect thereof.

    Certain of the underwriters, dealers and agents and their associates may engage in transactions with, and perform services for, the Company in the ordinary course of business.

    If so indicated in an applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase Debt Securities or Preferred Stock from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Each Contract will be for an amount stated in the applicable

Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that (i) the purchase by an institution of the Securities covered by its Contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the Securities are being sold to underwriters, the Company will have sold to such underwriters such amount specified in the applicable Prospectus Supplement. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

                                 LEGAL OPINIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters with respect to the legality of the issuance of Securities by the Company will be passed on by Sheppard, Mullin, Richter & Hampton and Latham & Watkins, Los Angeles, California, will pass upon certain legal matters in connection with the Securities on behalf of any underwriters, agents or dealers.

                              INDEPENDENT AUDITORS


    The audited consolidated financial statements and related financial statement schedules of Northrop Corporation (now named Northrop Grumman Corporation) and subsidiaries at December 31, 1993 and 1992, and for each of the five years in the period ended December 31, 1993, appearing in Northrop Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated in the prospectus by reference, have been audited by Deloitte & Touche LLP, independent accountants, as stated in their report, which is also incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


    The consolidated balance sheet of Grumman Corporation at December 31, 1993 and 1992 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1993, appearing in Northrop Corporation's Form 8-K dated April 16, 1994, incorporated herein by this reference, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    The following table sets forth the expenses (other than underwriting discounts and commissions) incurred and to be incurred by the Company in connection with the issuance and distribution of the Securities registered pursuant to this registration statement. All amounts are estimated except the Securities and Exchange Commission filing fee.



Securities and Exchange Commission filing fee....................   $ 275,862
Printing and engraving expenses..................................     100,000
Accounting fees and expenses.....................................     100,000
Legal fees and expenses..........................................     175,000
Fees and expenses of trustee.....................................      20,000
Rating agencies' fees............................................     150,000
Blue sky fees and expenses and legal fees........................      20,000
Miscellaneous....................................................      24,138
                                                                   -----------
  Total..........................................................   $ 865,000
                                                                   -----------
                                                                   -----------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

DELAWARE GENERAL CORPORATION LAW

    Section 145 of the Delaware General Corporation Law (the "Act"), and Article V of the Company's Bylaws relate to the indemnification of the Company's directors and officers, among others, in a variety of circumstances against liabilities arising in connection with the performance of their duties.

    The Act permits indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company or its shareholders (and, with respect to a criminal proceeding, if they have no reasonable cause to believe their conduct to be unlawful) against (i) expenses (including attorney's fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Company) arising out of a position with the Company (or with some other entity at the Company's request) and (ii) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action or suit by or in the right of the Company, unless the director or officer is found liable to the Company and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnification.

    The Act requires indemnification for expenses to the extent that a director or officer is successful on the merits in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (i) and (ii) above be made only on a determination by a majority vote of a quorum of the Board of Directors who were not parties or threatened to be made parties to the action, suit or proceeding, or, if a quorum cannot be obtained, (a) by independent legal counsel, or (b) by the shareholders. In certain circumstances, the Act further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of a written undertaking by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that they are not entitled to indemnification.

    Indemnification under the Act is not exclusive of other rights to indemnification to which a person may be entitled under the Company's Certificate of Incorporation, Bylaws, or a contractual agreement. The Act permits the Company to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Company whether or not such liabilities would be within the foregoing indemnification provisions.

BYLAWS

    Under the Company's Bylaws, the Company is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company, a "derivative action") and any appeal thereof by reason of the fact that such person is, was or agreed to become a director or officer of the Company, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent allowed under Delaware or other applicable state law. The Company shall indemnify an indemnitee in connection with a suit brought by such indemnitee only if the proceeding was authorized by the Company or is instituted to enforce the indemnification rights herein above mentioned. The Company may pay the expenses (including attorney's fees) incurrerd by any officer, director, employee or agent who is interviewed, subpoenaed or deposed as a witness, or otherwise incurs expenses, in connection with any action or proceeding, if it is determined that such payments will benefit the Company.

    The Company's Bylaws provide that the Company shall pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above, in advance of their final disposition, provided that the person furnishes the Company with an undertaking to reimburse the Company if it is ultimately determined that such person is not entitled to indemnification. The Company may provide indemnification at the discretion of the Board of Directors and on such terms and under such conditions as the Board shall deem appropriate to any person who is or was serving as an employee or agent. In addition, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company (or is serving or was serving at the request of an executive officer the Company in such a position at a related entity) against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of the Company's Bylaws.

ITEM 16.  EXHIBITS


      1-1   Form of Underwriting Agreement relating to common equity securities.
      1-2   Form of Underwriting Agreement relating to preferred equity securities.
      1-3   Form of Underwriting Agreement relating to debt securities.
     *4-1   Restated Certificate of Incorporation.
     *4-2   Bylaws, as amended.
      4-3   Common Stock Purchase Rights Plan (filed as Exhibit 4(a) to Registrants' Form 8-A dated September 22, 1988).
      4-4   Amended and  Restated Credit  Agreement dated  as of  April 18,  1994, among  the
             Company,  The Chase Manhattan Bank and  Chemical Bank, as co-agents, and various banks (filed as Exhibit  10 to Registrants' Form  10-Q for the quarterly  period ended March 31, 1994).
    4-4.1   Amendment  No.  1  dated as  of  May 11,  1994,  to Amended  and  Restated Credit
             Agreement dated as of April 18, 1994.
      4-5   Form of Senior Indenture.
     *4-6   Form of Subordinated Indenture.
     *4-7   Form of Warrant Agreement for Debt Securities.
     *4-8   Form of Warrant Agreement for Equity Securities.
      4-9   Form of Certificate for Common Stock.
    *4-10   Form of Certificate of Designations of Preferred Stock.
     *5-1   Opinion of Sheppard, Mullin, Richter & Hampton.

     12-1   Computation of Ratio of Earnings to Fixed Charges.
    *23-1   Consent of Deloitte & Touche LLP, independent auditors.
    *23-2   Consent of Arthur Andersen & Co., independent public accountants.
    *23-3   Consent of Sheppard, Mullin, Richter & Hampton (included in Exhibit 5-1).
    *24-1   Powers of Attorney.
    *25-1   Form T-1 Statement of  Eligibility and Qualification of  Trustee under the  Trust
             Indenture Act of 1939.

- ------------------------
* Previously filed.



Note: Certain instruments with respect to issues of long-term debt have not been filed as Exhibits to this statement since the authorized principal amount of any one of such issues does not exceed 10% of the total assets of the Company on a consolidated basis as of June 30, 1994. Such indebtedness is described in the Notes to the Consolidated Financial Statements of the Company.


ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (a)  to file, during any  period in which offers or  sales are being made of
the  securities   registered  hereby,   a  post-effective   amendment  to   this
registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided,  however, that  the undertakings set  forth in the  paragraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

    (f) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (a) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (g) that, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) to file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on September 20, 1994.


                                          NORTHROP GRUMMAN CORPORATION

                                          By:         /s/ NELSON F. GIBBS

                                             -----------------------------------
                                                       Nelson F. Gibbs
                                                  CORPORATE VICE PRESIDENT
                                                       AND CONTROLLER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on dates indicated.



             NAME                          TITLE                   DATE
- -------------------------------  -------------------------  ------------------
                                 Chairman of the Board,
        /s/ KENT KRESA            President and Chief
- -------------------------------   Executive Officer and     September 20, 1994
          Kent Kresa*             Director (Principal
                                  Executive Officer)

   /s/ RICHARD B. WAUGH, JR.     Corporate Vice President
- -------------------------------   and Chief Financial       September 20, 1994
    Richard B. Waugh, Jr.*        Officer

                                 Corporate Vice President
      /s/ NELSON F. GIBBS         and Controller,
- -------------------------------   Principal Accounting      September 20, 1994
        Nelson F. Gibbs           Officer

  /s/ OLIVER C. BOILEAU, JR.
- -------------------------------  Director                   September 20, 1994
    Oliver C. Boileau, Jr.*

     /s/ JACK R. BORSTING
- -------------------------------  Director                   September 20, 1994
       Jack R. Borsting*

     /s/ RENSO L. CAPORALI
- -------------------------------  Director                   September 20, 1994
      Renso L. Caporali*

    /s/ JOHN T. CHAIN, JR.
- -------------------------------  Director                   September 20, 1994
      John T. Chain, Jr.*

             NAME                          TITLE                   DATE
- -------------------------------  -------------------------  ------------------

       /s/ JACK EDWARDS
- -------------------------------  Director                   September 20, 1994
         Jack Edwards*

     /s/ BARBRA C. JORDAN
- -------------------------------  Director                   September 20, 1994
       Barbra C. Jordan*

     /s/ AULANA L. PETERS
- -------------------------------  Director                   September 20, 1994
       Aulana L. Peters*

      /s/ JOHN E. ROBSON
- -------------------------------  Director                   September 20, 1994
        John E. Robson*

   /s/ RICHARD M. ROSENBERG
- -------------------------------  Director                   September 20, 1994
     Richard M. Rosenberg*

    /s/ WILLIAM F. SCHMIED
- -------------------------------  Director                   September 20, 1994
      William F. Schmied*

      /s/ BRENT SCOWCROFT
- -------------------------------  Director                   September 20, 1994
       Brent Scowcroft*

   /s/ JOHN BROOKS SLAUGHTER
- -------------------------------  Director                   September 20, 1994
    John Brooks Slaughter*

    /s/ WALLACE C. SOLBERG
- -------------------------------  Director                   September 20, 1994
      Wallace C. Solberg*

   /s/ RICHARD J. STEGEMEIER
- -------------------------------  Director                   September 20, 1994
    Richard J. Stegemeier*



*By:      /s/ SHEILA M. GIBBONS
- ------------------------------------
           Sheila M. Gibbons
           Attorney-in-Fact**


** By authority of powers of attorney filed with the Registration Statement.

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER                                              DESCRIPTION                                                PAGE
- ----------  ------------------------------------------------------------------------------------------------     -----
      1-1   Form of Underwriting Agreement relating to common equity securities.............................
      1-2   Form of Underwriting Agreement relating to preferred equity securities..........................
      1-3   Form of Underwriting Agreement relating to debt securities......................................
     *4-1   Restated Certificate of Incorporation...........................................................
     *4-2   Bylaws, as amended..............................................................................
      4-3   Common Stock Purchase Rights Plan (filed as Exhibit 4(a) to Registrants' Form 8-A dated
             September 22, 1988)............................................................................
      4-4   Amended and Restated Credit Agreement dated as of April 18, 1994, among the Company, The Chase
             Manhattan Bank and Chemical Bank, as co-agents, and various banks (filed as Exhibit 10 to
             Registrants' Form 10-Q for the quarterly period ended March 31, 1994)..........................
    4-4.1   Amendment No. 1 dated as of May 11, 1994, to Amended and Restated Credit Agreement dated as of
             April 18, 1994.
      4-5   Form of Senior Indenture........................................................................
     *4-6   Form of Subordinated Indenture..................................................................
     *4-7   Form of Warrant Agreement for Debt Securities...................................................
     *4-8   Form of Warrant Agreement for Equity Securities.................................................
      4-9   Form of Certificate for Common Stock............................................................
    *4-10   Form of Certificate of Designations of Preferred Stock..........................................
     *5-1   Opinion of Sheppard, Mullin, Richter & Hampton..................................................
     12-1   Computation of Ratio of Earnings to Fixed Charges...............................................
    *23-1   Consent of Deloitte & Touche LLP, independent auditors..........................................
    *23-2   Consent of Arthur Andersen & Co., independent public accountants................................
    *23-3   Consent of Sheppard, Mullin, Richter & Hampton (included in Exhibit 5-1)........................
    *24-1   Powers of Attorney..............................................................................
    *25-1   Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of
             1939...........................................................................................


- ------------------------

* Previously filed.



Note: Certain instruments with respect to issues of long-term debt have not been filed as Exhibits to this statement since the authorized principal amount of any one of such issues does not exceed 10% of the total assets of the Company on a consolidated basis as of June 30, 1994. Such indebtedness is described in the Notes to the Consolidated Financial Statements of the Company.